Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-3 (Nos. 333-238906, 333-234538, and 333-272428) of Twist Bioscience Corporation,
(2)Registration Statement on Form S-8 (333-228123) relating to the 2018 Equity Incentive Plan and 2013 Stock Plan of Twist Bioscience Corporation,
(3)Registration Statement on Form S-8 (333-228547) relating to the 2018 Employee Stock Purchase Plan of Twist Bioscience Corporation,
(4)Registration Statements on Form S-8 (Nos. 333-236373, 333-258639, 333-268573, and 333-275690) relating to the 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Twist Bioscience Corporation, and
(5)Registration Statement on Form S-8 (333-274202) relating to the Inducement Equity Incentive Plan of Twist Bioscience Corporation;

of our reports dated November 18, 2024, with respect to the consolidated financial statements of Twist Bioscience Corporation and the effectiveness of internal control over financial reporting of Twist Bioscience Corporation included in this Annual Report (Form 10-K) of Twist Bioscience Corporation for the year ended September 30, 2024.

/s/ Ernst & Young LLP

San Mateo, California
November 18, 2024